Exhibit 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of

DiversiFax, Inc. and Subsidiaries on Form S-3 relating to the registration of

2,211,538 shares of common stock, of our report dated March 7, 1996, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for

the year ended November 30, 1995, and the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.




                                          /s/ Hoberman, Miller & Co., P.C.
                                          HOBERMAN, MILLER & CO., P.C.






June 12, 1996